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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of WillScot Corporation of our report dated January 16, 2018 relating to the financial statements of Modular Space Holdings, Inc. ("Successor"), which appears in WillScot Corporation's Current Report on Form 8-K dated July 24, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 21, 2018

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of WillScot Corporation of our report dated January 16, 2018, except for the changes in the manner in which the Company accounts for goodwill discussed in Note 2 to the consolidated financial statements, as to which the date is July 20, 2018 relating to the financial statements of Modular Space Holdings, Inc. ("Predecessor"), which appears in WillScot Corporation's Current Report on Form 8-K dated July 24, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 21, 2018

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  Exhibit 23.2